              Exhibit 99.1

Ooma Reports Fourth Quarter and Fiscal Year 2022 Financial Results

Sunnyvale, Calif., March 3, 2022 -- Ooma, Inc. (NYSE: OOMA), a smart communications platform for businesses and consumers, today released financial results for the fiscal fourth quarter and year ended January 31, 2022.

Fourth Quarter Fiscal 2022 Financial Highlights:

•

Revenue: Total revenue was $50.5 million, up 14% year-over-year. Subscription and services revenue increased to $45.8 million from $41.1 million in the fourth quarter of fiscal 2021, and was 91% of total revenue, primarily driven by the growth of Ooma Business.

•

Net Income/Loss: GAAP net loss was $0.1 million, or $0.00 per basic and diluted share, compared to GAAP net loss of $0.6 million, or $0.03 per basic and diluted share, in the fourth quarter of fiscal 2021. Non-GAAP net income was $3.2 million, or $0.13 per diluted share, compared to non-GAAP net income of $2.8 million, or $0.12 per diluted share in the prior year period.

•	Adjusted EBITDA: Adjusted EBITDA was $4.0 million, compared to $3.6 million in the fourth quarter of fiscal 2021.

Full Year Fiscal 2022 Financial Highlights:

•

Revenue: Total revenue was $192.3 million, up 14% year-over-year. Subscription and services revenue increased to $175.9 million from $156.9 million in fiscal 2021, and was 91% of total revenue, primarily driven by the growth of Ooma Business.

•

Net Income/Loss: GAAP net loss was $1.8 million, or $0.07 per basic and diluted share, compared to GAAP net loss of $2.4 million, or $0.11 per basic and diluted share, in fiscal 2021. Non-GAAP net income was $12.6 million, or $0.51 per diluted share, compared to non-GAAP net income of $11.5 million, or $0.49 per diluted share in the prior fiscal year.

•	Adjusted EBITDA: Adjusted EBITDA was $15.6 million, compared to $14.0 million in fiscal 2021.

For more information about non-GAAP net income and Adjusted EBITDA, see the section below titled "Non-GAAP Financial Measures" and the reconciliation provided in this release.

“Ooma achieved solid fourth quarter results, with revenue growth of 14% year-over-year and continued ARPU expansion and non-GAAP profitability,” said Eric Stang, chief executive officer of Ooma. “For the full fiscal 2022 year, Ooma also delivered 14% revenue growth, with business subscription and services revenue growing 23% year-over-year and residential subscription services revenue growing 3% year-over-year.  Ooma made significant investments during fiscal 2022, including for international expansion and new features and products which we expect to capitalize on in the upcoming fiscal year. Our priorities for fiscal 2023 include development of new Ooma Office features supporting a higher tier of service, expansion of our sales and marketing reach, increased focus on select vertical markets for Ooma Enterprise, and execution of the company’s growth plans for AirDial.”

Business Outlook:

For the first quarter of fiscal 2023, Ooma expects:

•	Total revenue in the range of $49.5 million to $50.2 million.
•	GAAP net loss in the range of $1.0 million to $1.6 million and GAAP net loss per share in the range of $0.04 to $0.06.
•	Non-GAAP net income in the range of $2.2 million to $2.8 million and non-GAAP net income per share in the range of $0.09 to $0.11.

For the full fiscal year 2023, Ooma expects:

•	Total revenue in the range of $209.5 million to $212.5 million.
•	GAAP net loss in the range of $4.9 million to $6.9 million, and GAAP net loss per share in the range of $0.19 to $0.27.
•	Non-GAAP net income in the range of $8.5 million to $10.5 million, and non-GAAP net income per share in the range of $0.33 to $0.41.

The following is a reconciliation of GAAP net loss to non-GAAP net income and GAAP basic and diluted net loss per share to non-GAAP diluted net income per share guidance for the fiscal first quarter ending April 30, 2022 and the fiscal year ending January 31, 2023 (in millions, except per share data):

	Projected range
	Three Months Ending	Fiscal Year Ending
	April 30, 2022	January 31, 2023
	(unaudited)
GAAP net loss	($1.0)-($1.6)	($4.9)-($6.9)
Stock-based compensation and related taxes	3.5	14.1
Amortization of intangible assets	0.3	1.3
Non-GAAP net income	$2.2-$2.8	$8.5-$10.5

GAAP net loss per share	($0.04)-($0.06)	($0.19)-($0.27)
Stock-based compensation and related taxes	0.14	0.55
Amortization of intangible assets	0.01	0.05
Non-GAAP net income per share	$0.09-$0.11	$0.33-$0.41

Weighted-average number of shares used in per share amounts:
Basic	24.1	24.6
Diluted	25.1	25.7

Conference Call Information:

Ooma will host a conference call and live webcast for analysts and investors at 5:00 p.m. Eastern time today, March 3, 2022. The news release with the financial results will be accessible from the company's website prior to the conference call.

Parties in the United States and Canada can access the call by dialing +1 (888) 550-5744, using conference ID 4726540. International parties can access the call by dialing +1 (646) 960-0223, using conference ID 4726540.

The webcast will be accessible on the Events and Presentations page of Ooma’s investor relations website, https://investors.ooma.com for a period of at least one year. A telephonic replay of the conference call will be available from 8:00 p.m. Eastern time on March 3, 2022 until 11:59 p.m. Eastern time on Thursday, March 10, 2022. To access the replay, parties in the United States and Canada should call +1 (800) 770-2030 and use conference code 4726540. International parties should call +1 (647) 362-9199 and use conference code 4726540.

Non-GAAP Financial Measures

In addition to disclosing financial measures prepared in accordance with U.S. generally accepted accounting principles (“GAAP”), this press release and the accompanying tables contain certain non-GAAP financial measures, including: non-GAAP net income, non-GAAP net income per share, non-GAAP gross profit and gross margin, non-GAAP operating income, and Adjusted EBITDA. Adjusted EBITDA represents the net income before interest and other income, income tax (if any), depreciation and amortization of capital expenditures, amortization of intangible assets, and stock-based compensation and related taxes. Other non-GAAP financial measures exclude stock-based compensation expense and related taxes and amortization of intangible assets.

These non-GAAP financial measures are presented to provide investors with additional information regarding our financial results and core business operations. Ooma considers these non-GAAP financial measures to be useful measures of the operating performance of the company, because they contain adjustments for unusual events or factors that do not directly affect what management considers to be Ooma's core operating performance and are used by the company's management for that purpose.  Management also believes that these non-GAAP financial measures allow for a better evaluation of the company's performance by facilitating a meaningful comparison of the company's core operating results in a given period to those in prior and future periods. In addition, investors often use similar measures to evaluate the operating performance of a company.

Non-GAAP financial measures are presented for supplemental informational purposes only to aid an understanding of the company's operating results. The non-GAAP financial measures should not be considered a substitute for financial information presented in accordance with GAAP and may be different from non-GAAP financial measures presented by other companies.  A limitation of the non-GAAP financial measures presented is that the adjustments relate to items that the company generally expects to continue to recognize. The adjustment of these items should not be construed as an inference that the adjusted gains or expenses are unusual, infrequent or non-recurring. Therefore, both GAAP financial measures of Ooma's financial performance and the respective non-GAAP measures should be considered together.  Please see the reconciliation of non-GAAP financial measures to the most directly comparable GAAP measure in the tables below.

Disclosure Information

Ooma uses the investor relations section on its website as a means of complying with its disclosure obligations under Regulation FD. Accordingly, investors should monitor Ooma's investor relations website in addition to following Ooma's press releases, Securities and Exchange Commission (“SEC”) filings, and public conference calls and webcasts.

Legal Notice Regarding Forward-Looking Statements

This press release contains forward-looking statements under the Private Securities Litigation Reform Act of 1995. In particular, the financial projections under “Business Outlook” and the statements contained in the quotations of our Chief Executive Officer regarding future economic performance and financial positions, expectations and objectives of management constitute forward-looking statements. Forward-looking statements can be identified by the fact that they do not relate strictly to historical facts and generally contain words such as "believes”, "expects”, "may”, "will”, "should”, "seeks”, "approximately”, "intends”, "plans”, "estimates”, "anticipates”, and other expressions that are predictions of or indicate future events.  Although the forward-looking statements contained in this press release are based upon information available at the time the statements are made and reflect management's good faith beliefs, forward-looking statements inherently involve known and unknown risks, uncertainties and other factors, which may cause the actual results, performance or achievements to differ materially from anticipated future results. Important factors that could cause actual results to differ materially from expectations include, among others: our inability to attract new customers on a cost-effective basis; our inability to retain customers; our inability to realize expected returns from our investments made in connection with our international expansion efforts and development of new product features; failure to realize AirDial opportunities; intense competition; loss of key retailers and reseller partnerships; our reliance on vendors to manufacture the on-premise appliances and end-point devices we sell; our reliance on third parties for our network connectivity and co-location facilities; our reliance on third parties for some of our software development, quality assurance and operations; our reliance on third parties to provide the majority of our customer service and support representatives; and interruptions to our service. You should not place undue reliance on these forward-looking statements, which speak only as of the date hereof. We do not undertake to update or revise any forward-looking statements after they are made, whether as a result of new information, future events, or otherwise, except as required by applicable law.

The forward-looking statements contained in this press release are also subject to other risks and uncertainties, including those more fully described in our filings which we make with the SEC from time to time, including the risk factors contained in our Quarterly Report on Form 10-Q for the quarter ended October 31, 2021, filed with the SEC on December 8, 2021. The forward-looking statements in this press release are based on information available to Ooma as of the date hereof, and Ooma disclaims any obligation to update any forward-looking statements, except as required by law.

About Ooma, Inc.

Ooma (NYSE: OOMA) provides leading communications services and related technologies that bring unique features, ease of use, and affordability to businesses of all sizes and residential customers through a smart cloud-based SaaS platform. For businesses, Ooma delivers advanced voice and collaboration features including messaging, intelligent virtual attendants, and video conferencing to help them run more efficiently. For consumers, Ooma’s residential phone service provides PureVoice HD voice quality, advanced functionality and integration with mobile devices. Learn more at www.ooma.com or www.ooma.ca in Canada.

INVESTOR CONTACT:

Matthew S. Robison

Director of IR and Corporate Development

Ooma, Inc.

ir@ooma.com

(650) 300-1480

MEDIA CONTACT:

Mike Langberg

Director of Corporate Communications

Ooma, Inc.

press@ooma.com

(650) 566-6693

OOMA, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited, amounts in thousands)

	January 31,	January 31,
	2022	2021
Assets
Current assets:
Cash and cash equivalents	$19,667	$17,298
Short-term investments	11,613	11,013
Accounts receivable, net	7,310	5,228
Inventories	13,841	12,233
Other current assets	13,598	10,222
Total current assets	66,029	55,994
Property and equipment, net	6,481	5,071
Operating lease right-of-use assets	14,396	6,045
Intangible assets, net	4,208	5,513
Goodwill	4,264	4,264
Other assets	13,875	12,210
Total assets	$109,253	$89,097

Liabilities and stockholders' equity
Current liabilities:
Accounts payable	$7,507	$7,499
Accrued expenses and other current liabilities	22,823	22,731
Deferred revenue	16,600	16,426
Total current liabilities	46,930	46,656
Long-term operating lease liabilities	11,194	2,815
Other liabilities	73	75
Total liabilities	58,197	49,546

Stockholders' equity:
Common stock	4	4
Additional paid-in capital	179,860	166,577
Accumulated other comprehensive (loss) gain	(20)	7
Accumulated deficit	(128,788)	(127,037)
Total stockholders' equity	51,056	39,551
Total liabilities and stockholders' equity	$109,253	$89,097

OOMA, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited, amounts in thousands, except share and per share data)

	Three Months Ended		Fiscal Year Ended
	January 31,	January 31,	January 31,	January 31,
	2022	2021	2022	2021
Revenue:
Subscription and services	$45,781	$41,124	$175,942	$156,873
Product and other	4,708	3,138	16,348	12,074
Total revenue	50,489	44,262	192,290	168,947

Cost of revenue:
Subscription and services	12,624	11,812	49,563	46,134
Product and other	7,058	5,010	24,289	18,009
Total cost of revenue	19,682	16,822	73,852	64,143
Gross profit	30,807	27,440	118,438	104,804

Operating expenses:
Sales and marketing	15,206	13,536	58,631	50,919
Research and development	10,003	9,228	38,193	36,079
General and administrative	5,725	5,235	23,544	20,581
Total operating expenses	30,934	27,999	120,368	107,579
Loss from operations	(127)	(559)	(1,930)	(2,775)
Interest and other income, net	28	49	179	419
Loss before income taxes	(99)	(510)	(1,751)	(2,356)
Income tax provision	—	(85)	—	(85)
Net loss	$(99)	$(595)	$(1,751)	$(2,441)

Net loss per share of common stock:
Basic and diluted	$(0.00)	$(0.03)	$(0.07)	$(0.11)
Weighted-average shares of common stock outstanding:
Basic and diluted	23,845,659	22,774,263	23,473,849	22,361,312

OOMA, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited, amounts in thousands)

	Three Months Ended		Fiscal Year Ended
	January 31,	January 31,	January 31,	January 31,
	2022	2021	2022	2021
Cash flows from operating activities:
Net loss	$(99)	$(595)	$(1,751)	$(2,441)
Adjustments to reconcile net loss to net cash provided by operating activities:
Stock-based compensation expense	2,934	3,056	12,682	12,275
Depreciation and amortization of capital expenditures	789	746	3,117	2,877
Amortization of intangible assets	326	326	1,304	1,304
Non-cash operating lease expense	709	807	2,939	3,198
Other	14	5	53	46
Changes in operating assets and liabilities:
Accounts receivable, net	(1,025)	(238)	(2,082)	(637)
Inventories	398	(2,010)	(1,571)	(3,378)
Other assets	(247)	(623)	(4,609)	(5,496)
Accounts payable and other liabilities	(1,861)	630	(3,599)	(3,911)
Deferred revenue	(155)	99	172	530
Net cash provided by operating activities	1,783	2,203	6,655	4,367

Cash flows from investing activities:
Proceeds from maturities and sales of short-term investments	2,575	5,355	16,805	23,466
Purchases of short-term investments	(2,622)	(4,273)	(17,488)	(20,077)
Capital expenditures	(1,154)	(879)	(4,204)	(3,160)
Net cash (used in) provided by investing activities	(1,201)	203	(4,887)	229

Cash flows from financing activities:
Proceeds from issuance of common stock	126	85	2,706	2,905
Shares repurchased for tax withholdings on vesting of restricted stock units	(481)	(462)	(2,105)	(1,641)
Payment of credit facility issuance costs	—	(242)	—	(242)
Net cash (used in) provided by financing activities	(355)	(619)	601	1,022
Net increase in cash and cash equivalents	227	1,787	2,369	5,618
Cash and cash equivalents at beginning of period	19,440	15,511	17,298	11,680
Cash and cash equivalents at end of period	$19,667	$17,298	$19,667	$17,298

OOMA, INC.

Reconciliation of Non-GAAP Financial Measures

(Unaudited, amounts in thousands, except percentages, share and per share data)

	Three Months Ended		Fiscal Year Ended
	January 31,	January 31,	January 31,	January 31,
	2022	2021	2022	2021
Revenue	$50,489	$44,262	$192,290	$168,947

GAAP gross profit	$30,807	$27,440	$118,438	$104,804
Stock-based compensation and related taxes	231	257	1,026	1,054
Amortization of intangible assets	73	73	292	292
Non-GAAP gross profit	$31,111	$27,770	$119,756	$106,150

Gross margin on a GAAP basis	61%	62%	62%	62%
Gross margin on a Non-GAAP basis	62%	63%	62%	63%

GAAP operating loss	$(127)	$(559)	$(1,930)	$(2,775)
Stock-based compensation and related taxes	3,004	3,115	13,077	12,607
Amortization of intangible assets	326	326	1,304	1,304
Non-GAAP operating income	$3,203	$2,882	$12,451	$11,136

GAAP net loss	$(99)	$(595)	$(1,751)	$(2,441)
Stock-based compensation and related taxes	3,004	3,115	13,077	12,607
Amortization of intangible assets	326	326	1,304	1,304
Non-GAAP net income	$3,231	$2,846	$12,630	$11,470

GAAP basic and diluted net loss per share	$(0.00)	$(0.03)	$(0.07)	$(0.11)
Stock-based compensation and related taxes	0.13	0.14	0.55	0.56
Amortization of intangible assets	0.01	0.01	0.06	0.06
Non-GAAP net income per basic share	$0.14	$0.12	$0.54	$0.51
Non-GAAP net income per diluted share	$0.13	$0.12	$0.51	$0.49

GAAP weighted-average basic and diluted shares	23,845,659	22,774,263	23,473,849	22,361,312
Non-GAAP weighted-average diluted shares	25,120,348	23,894,792	24,910,303	23,554,838

GAAP net loss	$(99)	$(595)	$(1,751)	$(2,441)
Reconciling items:
Interest and other income, net	(28)	(49)	(179)	(419)
Income tax provision	—	85	—	85
Depreciation and amortization of capital expenditures	789	746	3,117	2,877
Amortization of intangible assets	326	326	1,304	1,304
Stock-based compensation and related taxes	3,004	3,115	13,077	12,607
Adjusted EBITDA	$3,992	$3,628	$15,568	$14,013